EXHIBIT 99.1
                                                                    ------------


                  PLY GEM REPORTS FOURTH QUARTER 2004 RESULTS


         March 21, 2005. Ply Gem Holdings, Inc. ("Ply Gem"), a leading manufacturer of residential exterior building products in North America, today announced fourth quarter 2004 net sales of $181.4 million, a 61.4% increase over the $112.4 million for the same period in 2003. For the combined and consolidated year ending December 31, 2004, net sales were $626.6 million or 17.9% higher than the $531.4 million of net sales for the year ending December 31, 2003. The results for 2004 include the operations of the Company's subsidiary, MWM Holdings, Inc. ("MW"), which was acquired by Ply Gem on August 27, 2004. MW contributed $63.1 million of net sales for the fourth quarter and $92.3 million of net sales for the year ending December 31, 2004.

         Operating earnings for the fourth quarter of 2004 were $11.3 million compared to $9.3 million for the fourth quarter of 2003. For the full year ending December 31, 2004, operating earnings were $62.2 million compared to $50.7 million for the year ending December 31, 2003. MW contributed $5.6 million of operating earnings for the fourth quarter and $9.6 million of operating earnings for the year ending December 31, 2004.

         Net income (loss) for the fourth quarter of 2004 was ($1.1) million compared to $0.4 million for the fourth quarter 2003. For the full year ending December 31, 2004, net income was $14.3 million (which included $1.5 million of after tax impact of a foreign currency gain), compared to $10.1 million for the full year ending December 31, 2003. Net income for the fourth quarter of 2004 and the full year ending December 31, 2004 included $0.5 million and $1.5 million of after tax impact of a foreign currency gain, respectively. Net income in 2003 did not include any currency translation gains or losses.

         Adjusted EBITDA for the fourth quarter 2004 was $19.0 million compared to $13.2 million for the fourth quarter of 2003. For the full year ending December 31, 2004, Adjusted EBITDA was $83.7 million compared to $67.1 million for the full year ending December 31, 2003. MW contributed $8.2 million of Adjusted EBITDA for the fourth quarter of 2004 and $13.0 million of Adjusted EBITDA for the period from August 27, 2004 to December 31, 2004. Adjusted EBITDA for all periods presented excludes currency translation gain.

         Lee D. Meyer, President and CEO, said "Ply Gem's fourth quarter results reflect our Company's continued strengths in the market place while at the same time dealing with unprecedented cost increases in PVC resin, aluminum and other materials/services."

         Mr. Meyer continued, "During 2004, Ply Gem has created a strong synergistic platform for the future. Our strong partnerships with our customers, growing customer base and low cost manufacturing position will be key to our future success."

         On February 12, 2004, Ply Gem Investment Holdings, Inc., through its wholly-owned subsidiary Ply Gem Holdings, Inc., acquired all of the outstanding shares of capital stock of Ply Gem Industries, Inc. (the "Ply Gem Acquisition"), in accordance with a stock purchase agreement entered into among Ply Gem Holdings, Inc., Nortek and WDS LLC on December 19, 2003, for aggregate consideration of approximately $560.0 million, subject to a working capital adjustment and less net assumed indebtedness of $29.6 million, and the aggregate value of certain stock options cancelled or forfeited in conjunction with the Ply Gem Acquisition. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations.

         On August 27, 2004, Ply Gem Industries, Inc. acquired all of the outstanding shares of MWM Holdings, Inc. (the "MW Acquisition") in accordance with a stock purchase agreement entered into among Ply Gem Industries, Inc. and Investcorp, on July 23, 2004, for aggregate consideration of approximately $320.0 million, subject to a working capital adjustment and the aggregate value of certain stock options cancelled or forfeited in connection with the MW Acquisition.

         Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products. The company sells a broad range of vinyl siding, vinyl and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence, railing and decking products. Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc., which is controlled by affiliates of Caxton-Iseman Capital. For more information, please visit the Company's website at www.plygem.com.

         Ply Gem Management will host a conference call on March 21, 2005 at 11:00 a.m. EST to report fourth quarter results. To participate please call 800-597-7623 and use call confirmation number 39554434.

         NOTE: AS USED HEREIN, THE TERM "PLY GEM" REFERS TO PLY GEM HOLDINGS, INC. AND ALL ITS SUBSIDIARIES, INCLUDING PLY GEM INDUSTRIES, INC., UNLESS THE CONTEXT INDICATES OTHERWISE. THIS TERM IS USED FOR CONVENIENCE ONLY AND IS NOT INTENDED AS A PRECISE DESCRIPTION OF ANY OF THE SEPARATE CORPORATIONS.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

                                       ###

                     PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

                                                                    FOR THE THREE MONTHS ENDED
                                                                    --------------------------
                                                           PLY GEM INDUSTRIES,
                                                                  INC.
                                                               POST-NORTEK     PLY GEM HOLDINGS, INC.
                                                            RECAPITALIZATION       CONSOLIDATED
                                                           DECEMBER 31, 2003     DECEMBER 31, 2004
                                                           -----------------     -----------------
                                                                       (AMOUNTS IN THOUSANDS)
NET SALES                                                 $         112,418    $         181,438
COST AND EXPENSES:
Cost of products sold                                                85,415              144,747
Selling, general and administrative expense                          16,956               22,483
Amortization of intangible assets                                       707                2,911
                                                          ------------------   -------------------
                                                                    103,078              170,141

Operating earnings                                                    9,340               11,297
Foreign currency gain                                                    --                  877
Interest expense                                                     (8,384)             (13,772)
Other                                                                    44                   79
                                                          ------------------   -------------------
Income (loss) before provision (benefit) for income taxes             1,000               (1,519)
Provision (benefit) for income taxes                                    600                 (429)
                                                          ------------------   -------------------
Net income (loss)                                         $             400    $          (1,090)
                                                          ==================   ===================

                                                         PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
                                            CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

                                          PLY GEM                PLY GEM                 PLY GEM
                                         INDUSTRIES             INDUSTRIES              INDUSTRIES
                                           INC.                     INC.                   INC.           PLY GEM HOLDINGS,
                                         PRE-NORTEK             POST-NORTEK            POST-NORTEK             INC.
                                      RECAPITALIZATION       RECAPITALIZATION       RECAPITALIZATION       CONSOLIDATED
                                     JANUARY 1, 2003 TO    JANUARY 10, 2003 TO     JANUARY 1, 2004 TO    JANUARY 23, 2004 TO
                                      JANUARY 9, 2003       DECEMBER 31, 2003       FEBRUARY 11, 2004     DECEMBER 31, 2004
                                      ---------------       -----------------       -----------------     -----------------
                                                                      (AMOUNTS IN THOUSANDS)
NET SALES                                 $   8,824             $ 522,565             $  40,612             $ 585,945
COST AND EXPENSES:

Cost of products sold                         7,651               393,674                33,611               448,733
Selling, general and administrative
     expense                                  1,529                73,933                 8,345                67,568
Amortization of intangible assets                70                 3,837                   201                 5,911
                                          ---------             ---------             ---------             ---------
                                              9,250               471,444                42,157               522,212

Operating earnings (loss)                      (426)               51,121                (1,545)               63,733
Foreign currency gain                            --                    --                    --                 2,473
Interest expense                               (976)              (33,117)               (3,684)              (37,373)
Other                                             2                   196                    29                   160
                                          ---------             ---------             ---------             ---------
Income (loss) before provision
   (benefit) for income
   taxes                                     (1,400)               18,200                (5,200)               28,993
Provision (benefit) for income taxes           (500)                7,200                (1,850)               11,311
                                          ---------             ---------             ---------             ---------
Net income (loss)                         $    (900)            $  11,000             $  (3,350)            $  17,682
                                          =========             =========             =========             =========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS CONDENSED AND CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS.


1. The accompanying condensed consolidated statements of operations of Ply Gem Holdings, Inc. and the combined statements of operations of Ply Gem Industries, Inc. and CWD Windows and Doors, Inc. (collectively, "Ply Gem Industries, Inc.") do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period from January 1, 2004 through February 11, 2004 and January 23, 2004 through December 31, 2004 and for the three months ended December 31, 2003 and 2004 are not necessarily indicative of future results.

     The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2003 audited combined financial statements of Ply Gem Industries, Inc. and the consolidated financial statements of Ply Gem Holdings, Inc. as of December 31, 2004, and does not include all of the information and footnotes required by generally accepted accounting principles for completed financial statements.

     The Company's fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

     Ply Gem Holdings, Inc., a wholly-owned subsidiary of Ply Gem Investment Holdings, Inc., was incorporated on January 23, 2004 for the purpose of acquiring Ply Gem Industries, Inc. The acquisition was completed on February 12, 2004, as Nortek sold Ply Gem Industries, Inc., to Ply Gem Holdings, Inc., an affiliate of Caxton-Iseman Capital, Inc., pursuant to the terms of the Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. and Nortek, Inc. and WDS LLC dated as of December 19, 2003, as amended (the "Purchase Agreement"). Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations and Ply Gem Industries, Inc. was wholly-owned by a subsidiary of WDS LLC, which was a wholly-owned subsidiary of Nortek, Inc. (collectively with subsidiaries "Nortek").

     The accompanying statements of operations include the consolidated results of operations for the period from January 23, 2004 to December 31, 2004, of Ply Gem Holdings, Inc. and Subsidiaries (the "Company" or "Ply Gem") and the combined results of operations of Ply Gem Industries, Inc. for the periods from January 1, 2004 to February 11, 2004, January 1, 2003 to January 9, 2003, and January 10, 2003 to December 31, 2003. The periods presented during 2004 provide the combined operating results of Ply Gem Industries, Inc. from January 1, 2004 until the date of the Ply Gem Acquisition, February 12, 2004, and of Ply Gem Holdings, Inc. from January 23, 2004, the date of its inception, through December 31, 2004. As previously stated, prior to February 12, 2004 Ply Gem Holdings, Inc. had no operations.

     The periods presented during 2003 reflects the combined operating results of Ply Gem Industries, Inc. from January 1, 2003, through January 9, 2003. On January 9, 2003, Nortek Holdings was acquired by certain affiliates and designees of Kelso & Company L.P. and certain members of Nortek management in accordance with the Agreement and Plan of Recapitalization by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc. dated as of June 20, 2002 (the "Recapitalization").

     Nortek accounted for the Recapitalization as a purchase in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS No. 141"), which resulted in a new valuation for the assets and liabilities of Nortek Holdings, Inc. and its subsidiaries based upon fair values as of the date of the Recapitalization. As allowed under SEC Staff Accounting Bulletin No. 54, "Push Down Basis of Accounting Required in Certain Limited Circumstances", Ply Gem Industries, Inc. reflected certain applicable purchase accounting adjustments recorded by Nortek Holdings in the Ply Gem Industries, Inc. financial statements as of December 31, 2003 and for the period from January 10, 2003 through the end of the year, December 31, 2003.

     Data for the predecessor periods, which includes the Pre-Nortek Recapitalization period of January 1, 2003 through January 9, 2003 and the Post-Nortek Recapitalization periods of January 10, 2003 through December 31, 2003 and January 1, 2004 through February 11, 2004, was prepared using the historical basis of accounting for Ply Gem Industries, Inc. As a result of the Ply Gem Acquisition on February 12, 2004, we applied purchase accounting to the period January 23, 2004 through December 31, 2004. During the period of January 23, 2004 through February 11, 2004 there were no operations of Ply Gem Holdings, Inc.

2. Adjusted EBITDA means net income (loss) plus interest expense (net of investment income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss) and amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA. The following table sets forth the reconciliation of Adjusted EBITDA to net income (loss) for Ply Gem as a whole and that portion contributed by MW:

                                          PLY GEM                PLY GEM                 PLY GEM
                                         INDUSTRIES             INDUSTRIES              INDUSTRIES
                                           INC.                     INC.                   INC.           PLY GEM HOLDINGS,
                                         PRE-NORTEK             POST-NORTEK            POST-NORTEK             INC.
                                      RECAPITALIZATION       RECAPITALIZATION       RECAPITALIZATION       CONSOLIDATED
                                     JANUARY 1, 2003 TO    JANUARY 10, 2003 TO     JANUARY 1, 2004 TO    JANUARY 23, 2004 TO
                                      JANUARY 9, 2003       DECEMBER 31, 2003       FEBRUARY 11, 2004     DECEMBER 31, 2004
                                      ---------------       -----------------       -----------------     -----------------
                                                                      (AMOUNTS IN THOUSANDS)
NET INCOME (LOSS)                         $   (900)             $ 11,000                 $ (3,350)           $ 17,682

  Interest expense, net                        974                32,921                    3,655              37,213
  Provision (benefit) for income taxes        (500)                7,200                   (1,850)             11,311
  Depreciation and amortization                327                14,702                    1,373              17,745
  Non Cash gain on currency translation         --                    --                       --              (2,473)
  Non Cash charge of purchase price
    allocated to inventories                    --                 1,387                       --               2,416
                                          --------              --------                 --------            --------
ADJUSTED EBITDA                           $    (99)             $ 67,210                 $   (172)           $ 83,894
                                          ========              ========                 ========            ========

                                             FOR THE THREE MONTHS ENDED
                                             --------------------------
                                            PLY GEM
                                       INDUSTRIES, INC.        PLY GEM HOLDINGS,
                                          POST-NORTEK                 INC.
                                       RECAPITALIZATION           CONSOLIDATED
                                       DECEMBER 31, 2003       DECEMBER 31, 2004
                                       -----------------       -----------------
                                                 (AMOUNTS IN THOUSANDS)


NET INCOME (LOSS)                          $   400                  $  (1,090)

  Interest expense, net                      8,340                     13,693
  Provision for income taxes                   600                       (429)
  Depreciation and amortization              3,875                      7,297
  Non Cash gain on foreign currency             --                       (877)
  Non Cash charge of purchase price             --                         --
    Allocated to inventories                    --                        442
                                           -------                  ---------
ADJUSTED EBITDA                            $13,215                  $  19,036
                                           =======                  =========


                                        MWM HOLDINGS, INC.    MWM HOLDINGS, INC.
                                          FOR THE THREE         JANUARY 23, 2004
                                           MONTHS ENDED               TO
                                        DECEMBER 31, 2004      DECEMBER 31, 2004
                                        -----------------      -----------------
                                                 (AMOUNTS IN THOUSANDS)
NET INCOME (LOSS)                          $    3,137              $   5,549

  Interest expense, net                             7                     16
  Provision (benefit) for income taxes          2,005                  3,547
  Depreciation and amortization                 2,609                  3,401
  Non Cash charge of purchase price
    allocated to inventories                      442                    442
                                           ----------              ---------
ADJUSTED EBITDA                            $    8,200              $  12,955
                                           ==========              =========

3. Long-term debt amounts in the select balance sheets at December 31, 2004 and December 31, 2003 consisted of the following:

                                                    DECEMBER 31,   DECEMBER 31,
                                                       2003            2004
                                                       ----            ----
                                                     (AMOUNTS IN THOUSANDS)

     Senior term loan facility                      $      --      $ 304,501
     Senior subordinated notes                             --        360,321
     Long-term lease obligation                            --         35,769
     Notes payable to a wholly-owned subsidiary of
     Nortek                                           394,735             --
     Mortgage notes and bonds payable                  22,503             --
     Other borrowings                                   7,059          7,000
                                                    ---------      ---------
                                                      424,297        707,591

     Less current maturities                            1,136          4,661
                                                    ---------      ---------
                                                    $ 423,161      $ 702,930
                                                    =========      =========

On August 27, 2004, Ply Gem Industries, Inc. entered into a sale and leaseback transaction with net proceeds of approximately $36.0 million being used to fund a portion of the acquisition of MW Manufacturers Inc. It was the Company's intention that these leases meet the criteria for a sale leaseback transaction and receive accounting treatment as operating leases. Therefore, in addition to the Company's own review, we had our auditors review the leases to ensure that the leases would be accounted for as operating leases, and not as financing obligations. Following these reviews, the original lease agreements were executed and treated as a sale leaseback transaction and were accounted for as operating leases in the Company's third quarter 2004 results. Subsequently, our auditors have recently informed us that for the periods from August 27, 2004 through October 2, 2004 (Ply Gem Holdings, Inc.'s third quarter) and from October 3, 2004 to December 31, 2004 and January 1, 2005 until an amended lease becomes effective, these leases did not meet the sale leaseback criteria. The primary discrepancy that has been identified in the leases relates to default and exchange provisions contained within the original leases. Therefore, as of December 31, 2004 and our third quarter ended October 2, 2004 approximately $36 million of land and buildings and the related financing obligation have been recorded on the balance sheet. The Company is now working with our leasing company to make the necessary lease modifications and it is our intention that the leases will qualify for sale leaseback treatment and be prospectively accounted for as operating leases after amended leases are executed. Because this resulted in a default of certain debt covenants under Ply Gem's credit agreement, Ply Gem has requested and received a waiver from our lenders that provides that these leases shall not constitute indebtedness under Ply Gem's credit agreement for the restriction on indebtedness covenant and any lien in connection with such leases shall not constitute a lien for the purposes of the restriction on liens covenant through April 30, 2005 and only so long as these leases do not represent more than an aggregate of $36.0 million of capital lease obligations. The impact of the correct lease accounting on our third quarter ended October 2, 2004 net earnings would have been less than $50,000, however, due to the impact of this issue on our third quarter balance sheet, the Company will include a revised third quarter 2004 balance sheet in its Annual Report on Form 10-K for the year ended December 31, 2004.

4. The following is a summary of selected balance sheet amounts at December 31, 2004 and December 31, 2003:

                                                      DECEMBER 31,  DECEMBER 31,
                                                          2003          2004
                                                          ----          ----
                                                        (AMOUNTS IN THOUSANDS)

    Unrestricted cash and cash equivalents            $   8,517     $   6,794
    Restriced cash and cash equivalents                   1,538            --
    Accounts receivable, less allowances                 45,236        65,217
    Inventories                                          44,136        61,496
    Prepaid expenses and other current assets             5,280         9,075
    Property and equipment, net                         122,816       147,036
    Goodwill                                            219,977       585,150
    Intangible assets, net                               44,363       162,657
    Accounts payable                                     18,876        34,600
    Current maturities of long-term debt                  1,136         4,661
    Long-term debt, less current maturities             423,161       702,930
    Stockholder's Equity / Parent Company Deficit       (27,699)      195,407

    * LONG-TERM DEBT AT DECEMBER 31, 2003 INCLUDED $394,735 OF INTERCOMPANY INDEBTEDNESS TO A WHOLLY-OWNED NORTEK SUBSIDIARY THAT WAS ELIMINATED IN CONNECTION WITH THE PLY GEM ACQUISITION.
       LONG-TERM DEBT AT DECEMBER 31, 2004 INCLUDES $35,769 OF CAPITAL LEASE OBLIGATION FROM PLY GEM'S SALE LEASE-BACK TRANSACTION THAT WAS COMPLETED IN CONNECTION WITH THE MW ACQUISITION ON AUGUST 27, 2004.


                                       ###